UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Materials Pursuant to § 240.14a-12

Sunnyside Acres Mobile Estates
(Name of the Registrant as Specified in its Charter)

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SUNNYSIDE ACRES MOBILE ESTATES
P.O. Box 031-088, Shennan Zhong Road
Shenzhen City, P.R. China 518031

NOTICE OF CONSENT REQUESTED FROM SHAREHOLDERS WITHOUT A SPECIAL MEETING

To the Shareholders of Sunnyside Acres Mobile Estates:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board of Directors”) of Sunnyside Acres Mobile Estates, a Nevada corporation (the “Company”), is soliciting the written consent and approval from the holders of the Company's common stock to take corporate action approving and consenting to the following matters without the necessity of holding a special meeting of the shareholders:

●	to amend the Articles of Incorporation of the Company to change our name to “Sino-Bon Entertainment, Inc.”;

●	to amend the Articles of Incorporation of the Company to increase the Company’s number of authorized shares of common stock from 25,000,000 to 100,000,000; and

●	to amend the Articles of Incorporation of the Company to effect a two for one (2:1) stock split of the outstanding shares of common stock of the Company.

Your attention is directed to the Consent Statement accompanying this Notice which more fully describes the foregoing proposals.  The Board of Directors has fixed the close of business on _________, 2010, as the record date (the “Record Date”) for the determination of the shareholders entitled to vote on the corporate actions for which consent and approval are being solicited.

This Notice of Consent Requested From Shareholders Without A Special Meeting, together with the Consent Statement and the accompanying Consent Card, are to be first mailed or otherwise distributed to Company shareholders on or about __________, 2010.  The Board of Directors has fixed the close of business on ________, 2010, as the date by which written consents and approvals are to be received by shareholders of record of a majority of the issued and outstanding common stock to effect the actions on the proposals for which consent is being sought.  Shares can be voted only if the holder completes, signs and returns the Consent Card concerning the proposals for which consent and approval are being solicited by the Board of Directors.

The Board of Directors requests that you vote in connection with the corporate actions upon which consent and approval are being solicited.  To insure your participation you are urged to mark, date, sign and return the enclosed Consent Card as promptly as possible.  A failure to vote your shares will have the same effect as the withholding of consent for each of the proposed amendments to the Company’s Articles of Incorporation.

YOU MAY REVOKE YOUR CONSENT CARD IN THE MANNER DESCRIBED IN THE ACCOMPANYING CONSENT STATEMENT AT ANY TIME BEFORE ACTION AUTHORIZED BY SIGNED CONSENT CARDS BECOMES EFFECTIVE.

By Order of the Board of Directors

XIAOWEI (SIMON) SONG, Chief Executive Officer

Date: _________, 2010

SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED CONSENT CARD SO THAT THEY ARE RECEIVED BY THE COMPANY PRIOR TO THE CLOSE OF BUSINESS ON __________, 2010.

SUNNYSIDE ACRES MOBILE ESTATES
P.O. Box 031-088, Shennan Zhong Road
Shenzhen City, P.R. China 518031

CONSENT STATEMENT

To the Shareholders of Sunnyside Acres Mobile Estates:

This Consent Statement and the accompanying Consent Card are being furnished to the holders of common stock of Sunnyside Acres Mobile Estates, a Nevada corporation (the “Company”), by the Board of Directors of the Company (the “Board of Directors”), in connection with the solicitation of written consents from shareholders of the Company to take action by shareholder consent as specified herein without the necessity of holding a special meeting of the shareholders, as permitted by Nevada law.

The Board of Directors is asking the shareholders of common stock of the Company to consent in writing and approve the following matters:

●	to amend the current Articles of Incorporation of the Company (the “Current Articles”) to change our name to “Sino-Bon Entertainment, Inc.” (the “Name Change”).

●	to amend the Current Articles to increase the Company’s number of authorized shares of common stock from 25,000,000 to 100,000,000 (the “Increase in Authorized Share Capital”).

●
to amend the Current Articles to effect a two for one (2:1) stock split of the outstanding shares of common stock of the Company (the “Stock Split” and, together with the Name Change and the Increase in Authorized Share Capital, the “Proposed Amendments”).

The Board of Directors approved, and recommended the shareholders of the Company approve, the Proposed Amendments pursuant to a written consent dated May 18, 2010.  If the Proposed Amendments are approved by the shareholders of the Company, the Proposed Amendments will be effected by the filing of a Certificate of Amendment to the Articles of Incorporation of the Company with the Secretary of State of Nevada.

This Consent Statement, together with the Notice of Consent Requested From Shareholders Without A Special Meeting and the accompanying Consent Card are to be first mailed or otherwise distributed to Company shareholders on or about _________, 2010.

GENERAL INFORMATION CONCERNING SOLICITATION

OF CONSENTS AND PROCEDURES
The Consent Procedure

The Name Change, the Increase in Authorized Share Capital and the Stock Split and the related amendments to the Current Articles require approval of the Company's shareholders under Nevada corporate law.  The elimination of the need for a special meeting of shareholders to approve the Proposed Amendments is authorized by Section 78.320(2) of the Nevada Revised Statutes (the “NRS”), which provides that the written consent of shareholders holding at least a minimum of the necessary voting power may be substituted for such a special meeting.  Pursuant to NRS Section 78.390(1)(b) and the Articles of Incorporation of the Company, a majority of the voting power is required in order to approve amendments to the Company's Articles of Incorporation to effectuate the Proposed Amendments.  In order to eliminate the costs and management time involved in holding a special meeting, and in order to effect the Proposed Amendments as early as possible to accomplish the purposes of the Company as hereafter described, the Board of Directors voted to proceed with the Proposed Amendments by obtaining the written consent of shareholders holding a majority of the voting power of the Company.  The Company has no provision in its Articles of Incorporation which affects or alters the procedure for obtaining consent from shareholders as set forth herein.  Also, the Company's Bylaws specifically authorize the taking of action upon written consent of shareholders owning at least a majority of the voting power without a meeting as set forth herein.

In the case of this solicitation of consents, written unrevoked Consent Cards from holders of record of a majority of the issued and outstanding shares of common stock as of the Record Date must be delivered to the Company to effect the actions as to which shareholder consent and approval are being sought hereunder.  The deadline for the delivery to the Company of written Consents Cards is the close of business on ___________, 2010.

The Record Date

The Board of Directors has fixed the close of business on _________, 2010, as the record date (the “Record Date”) for the determination of shareholders entitled to approve the Proposed Amendments.  Only shareholders of the Company as of the Record Date are entitled to tender and submit to the Company written Consent Cards whereby they vote on the Proposed Amendments described herein.  As of the close of business on the Record Date, there were 25,000,000 shares of common stock outstanding.  The common stock constitutes the sole outstanding class of voting securities of the Company.  Each share of common stock entitles the holder thereof to one vote on all matters submitted to shareholders.

Solicitation of Consents

Solicitation of consents by the Board of Directors will initially be made by mail, but may also be made in person or by email, telephone, telecopy, telegram, facsimile or other means of communication by directors, officers and regular employees of the Company for no additional or special compensation.  In addition, brokerage houses, banks, nominees, trustees, custodians and other fiduciaries may be requested by the Company to forward proxy solicitation materials for shares of common stock held of record by them to the beneficial owners of such shares, and such fiduciaries will, upon request, be reimbursed by the Company for their reasonable out of pocket expenses incurred in connection therewith.  The cost of solicitation of written Consent Cards to approve and consent to the corporate action described herein will be borne by the Company.

Effectiveness and Revocation of Consents

The corporate actions proposed herein will be adopted when properly completed, unrevoked Consent Cards are signed by the holders of record of Company shareholders having a majority of the voting power of the outstanding shares of common stock and submitted to the Company; provided, however, that all Consent Cards will expire unless delivered and presented to the Company by the close of business on _________, 2010.  Because a consent to corporate action is effective only if expressed by holders of record of majority of the voting power of the outstanding shares of common stock, the failure to execute a Consent Card has the same effect as the withholding of consent for any proposal.

The Company plans to present the results of a successful solicitation with respect to the corporate action proposed herein as soon as possible.  Shareholders are requested to tender and submit their completed Consent Cards to the Company at the following address:

Sunnyside Acres Mobile Estates
100 Park Avenue
New York, New York  10017
Telephone: (646) 688-5168
Facsimile: (646) 537-2604

Abstentions and “broker non-votes” (shares held of record by brokers or nominees which are not voted on a particular matter because the broker or nominee has not received voting instructions from the beneficial owner of such shares and does not have discretionary voting power with respect to that matter) will have the same effect as the withholding of consent for any proposal.

If a Consent Card is properly signed and returned to the Company on or before the close of business on __________, 2010, unless properly revoked, the shares represented by that Consent Card will be voted in accordance with the instructions specified thereon.  If a Consent Card is properly signed and returned to the Company on or prior to _________, 2010, at the address above, without voting instructions, it will be voted IN FAVOR OF the Name Change, the Increase in Authorized Share Capital and the Stock Split.

An executed Consent Card may be revoked by a shareholder at any time before expiration by marking, dating, signing and delivering to the Company a written revocation before the time that the action authorized by the executed Consent Card becomes effective.  A revocation may be in any written form validly signed by the record holder as long as it clearly states that the Consent Card previously given is no longer effective.  The delivery of a subsequently dated Consent Card which is properly marked, dated, signed and delivered to the Company will constitute a revocation of any earlier dated Consent Card.

No Appraisal Rights

Under Nevada law, the Company's shareholders are not entitled to appraisal rights with respect to the Name Change, the Increase in Authorized Share Capital or the Stock Split.

PROPOSED AMENDMENTS TO THE COMPANY’S CURRENT ARTICLES OF INCORPORATION.

The Board of Directors has unanimously approved and is recommending to the shareholders of the Company for approval, the following amendments to the Current Articles: (1) to change the name of the Company to “Sino-Bon Entertainment, Inc.”, (2) to increase the number of shares of common stock that the Company is authorized to issue from 25,000,000 shares to 100,000,000 shares, and (3) to effect a 2-for-1 stock split of the Company’s common stock (each such amendment, a “Proposed Amendment”, and collectively, the “Proposed Amendments”).

The Board of Directors has approved, deemed advisable, and recommends that the shareholders of the Company approve, each of the Proposed Amendments. You must vote separately for each of the Proposed Amendments. The adoption of Proposed Amendment No. 3 is conditioned upon Proposed Amendment No. 2 being approved.  The adoption of Proposed Amendments No. 1 and 2 are not conditioned on the approval of the other Proposed Amendments.

If any of Proposed Amendment Nos. 1 through 3 are approved by the Company’s shareholders, the Company will file such Proposed Amendments with the Nevada Secretary of State promptly after receipt of such approval, and such Proposed Amendments will become effective upon filing with the Nevada Secretary of State.

PROPOSED AMENDMENT NO. 1

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO CHANGE OUR NAME TO “SINO-BON ENTERTAINMENT, INC.”

Purpose and Effects of Proposed Amendment No. 1 to the Current Articles

The Board of Directors has adopted, subject to shareholder approval, an amendment to our Current Articles to change the Company’s name from “Sunnyside Acres Mobile Estates” to “Sino-Bon Entertainment, Inc.”

The amendment would revise Article FIRST of the Current Articles to read in full as follows:

“FIRST.  The name of the corporation is:

Sino-Bon Entertainment, Inc.”

The Board of Directors believes that approval of the corporate name change as an amendment to the Current Articles is in the best interests of the Company and its shareholders, as our existing name does not appropriately reflect our current business.  In connection with this name change, we will also seek to change our stock symbol and the CUSIP number for our Common Stock.  This amendment does not change the terms or rights of holders of our common stock.

The Board of Directors unanimously recommends that shareholders vote FOR Proposed Amendment No. 1.

PROPOSED AMENDMENT NO. 2

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO INCREASE OUR AUTHORIZED SHARE CAPITAL

Purpose and Effects of Proposed Amendment No. 2 to the Current Articles

As of the date of this Consent Statement, the Company was authorized, pursuant it its Articles of Incorporation, as amended to date, to issue up to 25,000,000 shares of its common stock, and there were 25,000,000 shares of its common stock issued and outstanding.  The Board of Directors is seeking shareholder approval to amend the Current Articles to increase the authorized share capital of the Company from 25,000,000 shares of common stock to 100,000,000 shares of common stock with the same par value of $0.001 per share.  The Company does not have enough authorized but unissued shares of common stock to subdivide each outstanding share of common stock into two (2) shares of Common Stock pursuant to Proposed Amendment No. 3, as described below.  The purpose of this proposed Increase in Authorized Share Capital is to make available additional shares of common stock for the Stock Split and issuance for general corporate purposes, including financing activities and possible acquisitions, without the requirement of further action by the shareholders of the Company.  The adoption of Proposed Amendment No. 2 is not conditioned on the adoption of Proposed Amendment No. 3.  The Board of Directors has considered potential uses of the additional authorized shares of common stock, which may include the seeking of additional equity financing through public or private offerings, possible acquisitions, establishing employee or director equity compensation plans or arrangements or for other general corporate purposes.  Increasing the authorized number of shares of the common stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the shareholders.  The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company.

The amendment (without giving effect to Proposed Amendment No. 3) would revise Article FOURTH of the Current Articles to read in full as follows:

“FOURTH.  The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000).  The par value of each of such shares is $.001.  All such shares are one class and are shares of Common Stock.”

The shares of common stock do not carry any pre-emptive rights. The adoption of the Increase in Authorized Share Capital will not of itself cause any changes in the Company's capital accounts.  The Increase in Authorized Share Capital will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and could be issued at prices lower than the prices at which existing shareholders purchased their shares.  Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

One of the effects of the Increase in Authorized Share Capital, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company.  Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.

The Company has no current plans, proposals or arrangements, other than the Stock Split, to issue any of the additional shares that will become authorized share capital of the Company pursuant to the Increase in Authorized Share Capital.

The Board of Directors unanimously recommends that shareholders vote FOR Proposed Amendment No. 2.

PROPOSED AMENDMENT NO. 3

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO EFFECT A TWO-FOR-ONE STOCK SPLIT OF THE COMPANY’S COMMON STOCK

Purpose and Effects of Proposed Amendment No. 3 to the Current Articles

Proposed Amendment No. 3 to the Current Articles would effect a 2-for-1 stock split of the Company’s common stock.  As a result, at the effective time of the filing of Proposed Amendment No. 3 with the Nevada Secretary of State, each outstanding share of common stock will be subdivided into two (2) shares of common stock.

As of the Record Date, there were 25,000,000 shares of our common stock outstanding and held by our shareholders.  If Proposed Amendments Nos. 2 and 3 are approved by our shareholders, as a result of the 2-for-1 common stock split, and based on the number of outstanding shares of common stock as of the Record Date, we estimate there would be approximately 50,000,000 shares of common stock issued and outstanding immediately after such stock split.

The amendment (also giving effect to Proposed Amendment No. 2) would revise Article FOURTH of the Current Articles to read in full as follows:

“FOURTH.  The total number of shares of stock which the Corporation shall have authority to issue is One Hundred Million (100,000,000).  The par value of each of such shares is $.001.  All such shares are one class and are shares of Common Stock.  Upon the amendment of this Article to read as herein set forth, each one (1) outstanding share shall be split, reconstituted and converted into two (2) shares.”

The Board of Directors has determined that it will be advantageous to the Company and its shareholders to have additional shares available and issued to the Company's current shareholders.  Additionally, the Board has determined that share liquidity could be enhanced by having additional shares held by the Company's shareholders.

Adoption of Proposed Amendment No. 3 to effect the proposed stock split will not affect the proportionate economic rights or voting power of existing shareholders, as the aggregate share holdings of each shareholder will continue to represent the same percentage interest in the Company.

The Stock Split should be tax-free under the Internal Revenue Code of 1986, as amended.  The holding period of the common stock received pursuant to the split, for purposes of determining whether capital gain or loss on a sale or exchange is long-term or short-term, will include the period during which the shareholder held his or her pre-split common stock.  A shareholder who receives common stock pursuant to the split must allocate the basis of the existing common stock among the shares received pursuant to the split in proportion to the relative fair market value of such shares on the date of distribution. This discussion should not be considered as tax or investment advice, and the tax consequences of the Stock Split may not be the same for all holders of common stock.  Shareholders should consult their own tax advisors regarding their individual federal, state, local and foreign tax consequences.

We presently have 25,000,000 authorized shares of Common Stock and 25,000,000 shares of Common Stock issued and outstanding.  Therefore, the Stock Split will not be effectuated unless the Increase in Authorized Share Capital is approved by the shareholders and effectuated prior to or simultaneous with the Stock Split.  Hence, the adoption of Proposed Amendment No. 3 is conditioned on the adoption of Proposed Amendment No. 2.

Upon effectiveness of the Stock Split, certificates representing the additional shares of common stock created in connection with the Stock Split will be distributed to the Company’s shareholders by mail.  PLEASE DO NOT DESTROY YOUR EXISTING COMMON STOCK CERTIFICATES OR RETURN SUCH CERTIFICATES TO THE COMPANY.

The Board of Directors unanimously recommends that shareholders vote FOR Proposed Amendment No. 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of ________, 2010 by (i) each person or group who is known by us to beneficially own more than 5% of our common stock; (ii) each director; (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group.  Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, P.O. Box 031-088, Shennan Zhong Road, Shenzhen City, P.R. China  518031.  Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them.  The information in this table is as of ________, 2010, based upon 25,000,000 shares of common stock outstanding.

Name and Address of Beneficial Owner	Office, If Any	Amount and Nature of Beneficial Ownership	Percent Common Stock

Xiaowei (Simon) Song	Chief Executive Officer and Director	0	-

Qihong Yuan	Chairman	6,800,000	27.2%

Liang (Jacky) Yan	Chief Financial Officer and Director	0	-

Hui Ping Cheng	Former chief executive officer	1,250,000(1)	5.0%

All officers and directors as a group (4 persons named above)		8,050,000	32.2%

China US Venture Capital Group Limited 21F, CitiGroup Tower, No.33 Huayuan Shiqiao Road, Pudong, Shanghai, China, 200120		1,961,800	7.85%

Max Time Enterprises Limited		1,250,000	5.0%
* Less than 1%
- N/A
_____________
(1) Ms. Cheng is the indirect owner of 1,250,000 shares of the Company’s common stock by reason of her control of Max Time Enterprises Limited, a company in which she owns a majority of its outstanding shares of common stock.

CHANGE OF CONTROL

On May 7, 2010, the Company completed a reverse acquisition transaction through a share exchange with Sino-Bon Entertainment Inc., a BVI company (“Sino-Bon”), and its shareholders, or the Shareholders, whereby the Company acquired 100% of the issued and outstanding capital stock of Sino-Bon in exchange for 17,000,000 shares of the Company’s common stock, which constituted 68.0% of the Company’s issued and outstanding capital stock as of and immediately after the consummation of the reverse acquisition.  As a result of the reverse acquisition, Sino-Bon became the Company’s wholly-owned subsidiary and the former shareholders of Sino-Bon became the Company’s controlling shareholders.  The share exchange transaction with Sino-Bon and the Shareholders, or Share Exchange, was treated as a reverse acquisition, with Sino-Bon as the acquirer and Sunnyside as the acquired party.  Immediately prior to the Share Exchange, Mr. Qihong Yuan owned 40% of the common stock of Sino-Bon.

Upon the closing of the reverse acquisition, Hui Ping Cheng, the Company’s sole director and officer, submitted a resignation letter pursuant to which she resigned from all offices that she held effective immediately and from her position as the Company’s director that became effective on May 29, 2010.  In addition, the Company’s board of directors on May 7, 2010 increased the size of its board of directors to three directors and appointed Qihong Yuan (Chairman), Xiaowei (Simon) Song and Liang (Jacky) Yan to fill the vacancies created by such resignation and increase in the size of the board, which appointments became effective upon the effectiveness of the resignation of Hui Ping Cheng on May 29, 2010.  In addition, the Company’s executive officer was replaced upon the closing of the reverse acquisition by Xiaowei (Simon) Song as Chief Executive Officer and Liang (Jacky) Yan as Chief Financial Officer. Mr. Yuan currently serves as the Executive Director and President of Jiangsu Danbom Mechanical & Electrical Co., Ltd., the main operating subsidiary of the Company and Sino-Bon.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO

MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Proposed Amendments which is not shared by all other shareholders.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Proxy Statement to be signed by the undersigned hereunto authorized.

SUNNYSIDE ACRES MOBILE ESTATES

By: /s/ Xiaowei (Simon) Song

Xiaowei (Simon) Song

Chief Executive Officer
___________, 2010

SUNNYSIDE ACRES MOBILE ESTATES
100 Park Avenue
New York, New York  10017
Telephone: (646) 688-5168
Facsimile: (646) 537-2604

CONSENT CARD

CONSENT BY SHAREHOLDERS OF SUNNYSIDE ACRES MOBILE ESTATES

TO ACTION WITHOUT A MEETING

THIS CONSENT CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of record of Sunnyside Acres Mobile Estates, a Nevada corporation (the “Company”), hereby consents to the following corporate action without a meeting pursuant to Section 78.320 of the Nevada Revised Statutes with respect to all shares of common stock of the Company held by the undersigned.

Please mark your vote as indicated: ☒

IF NO DIRECTION IS MADE THE UNDERSIGNED WILL BE DEEMED TO HAVE CONSENTED AND VOTED IN FAVOR OF THE NAME CHANGE, THE INCREASE IN AUTHORIZED SHARE CAPITAL AND THE STOCK SPLIT.

1.      Resolved that the Articles of Incorporation of the Company be amended to change our name to “Sino-Bon Entertainment, Inc.”

CONSENT [ ]	WITHHOLD CONSENT [ ]	ABSTAIN [ ]

2.      Resolved that the Articles of Incorporation of the Company be amended to increase the authorized capital of the Company from 25,000,000 shares of common stock to 100,000,000 shares of common stock with the same par value of $0.001 per share.

CONSENT [ ]	WITHHOLD CONSENT [ ]	ABSTAIN [ ]

3.      Resolved that the Articles of Incorporation of the Company be amended to effect a two for one (2:1) stock split of the outstanding shares of common stock of the Company.

CONSENT [ ]	WITHHOLD CONSENT [ ]	ABSTAIN [ ]

IMPORTANT - PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Total number of shares Held:	shares
(Will apply to all shares held by the shareholder if not specified)
Please print name of shareholder:
Date of execution:	2010
Signature of shareholder
Signature of shareholder, if held jointly